UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 13, 2009
COMPLETE PRODUCTION SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-32858	72-1503959
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

11700 Katy Freeway, Suite 300
Houston, Texas	77079
(Address of principal executive	(Zip Code)
offices)
Registrant’s telephone number, including area code: (281) 372-2300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01	Entry Into a Material Definitive Agreement
Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant
Item 9.01	Financial Statements and Exhibits
Signature
EX-10.1	Third Amendment to Credit Agreement, Omnibus Amendment to Credit Documents and Assignment, dated as of October 13, 2009 (the “Third Amendment”), among Complete Production Services, Inc., Integrated Production Services Ltd., certain subsidiary guarantors party thereto, the lenders party thereto, Wells Fargo Bank, National Association, Wells Fargo Foothill, LLC and HSBC Bank Canada, including Annex A to the Third Amendment

Item 1.01. Entry Into a Material Definitive Agreement.
     On October 13, 2009, Complete Production Services, Inc., a Delaware corporation (the “Company”), entered into the Third Amendment to Credit Agreement, Omnibus Amendment to Credit Documents and Assignment, dated as of October 13, 2009, among the Company, Integrated Production Services Ltd. (the “Canadian Borrower”), certain subsidiaries of the Company and the Canadian Borrower party thereto, as guarantors, the lenders party thereto, Wells Fargo Bank, National Association, as existing administrative agent, swingline lender and issuing lender, Wells Fargo Foothill, LLC, as the successor U.S. administrative agent, U.S. successor swingline lender and U.S. new issuing lender, and HSBC Bank Canada, as the Canadian administrative agent, Canadian swingline lender and Canadian issuing lender (the “Third Amendment”). The Third Amendment amends the Company’s Second Amended and Restated Credit Agreement dated as of December 6, 2006 (the “Credit Agreement”), as amended by the First Amendment to Second Amended and Restated Credit Agreement dated June 29, 2007 (the “First Amendment”), and the Second Amendment to Credit Agreement and Omnibus Amendment to Security Documents dated October 9, 2007 (the “Second Amendment,” and the Credit Agreement, as amended by the First Amendment and the Second Amendment, the “Original Credit Agreement”). This Current Report on Form 8-K refers to the Original Credit Agreement, as amended by the Third Amendment, as the “New Credit Agreement.” Defined terms not otherwise described herein shall have the meanings given to them in the New Credit Agreement.
     The New Credit Agreement modifies the Original Credit Agreement by, among other things:
•	changing the structure of the credit facility to an asset-based facility subject to borrowing base restrictions (as described in further detail below);

•	substituting Wells Fargo Foothill, LLC for Wells Fargo Bank, National Association, as U.S. administrative agent, and appointing Wells Fargo Foothill, LLC as U.S. issuing lender and U.S. swingline lender; and

•	reducing the Company’s U.S. revolving credit facility from $360,000,000 to up to $225,000,000 and the Canadian revolving credit facility from $40,000,000 to up to $15,000,000, in each case, subject to borrowing base limitations (as described in further detail below).
     U.S. Borrowing Base Limitations. The Company’s U.S. borrowing base is limited to: (1) 85% of U.S. eligible billed accounts receivable, less dilution, if any, plus (2) the lesser of 55% of the amount of U.S. eligible unbilled accounts receivable or $10,000,000 plus (3) the lesser of the “equipment reserve amount” and 80% times the most recently determined Net Liquidation Percentage (as defined in the New Credit Agreement), times the value of the Company’s and the U.S. subsidiary guarantors’ equipment, provided that at no time will the amount determined under clause (3) exceed 50% of the U.S. borrowing base, minus (4) the aggregate sum of reserves established by the U.S. administrative agent, if any. The “equipment reserve amount” means $50,000,000 upon the effective date of the Third Amendment, less $595,000 for each subsequent month, not to be reduced below zero in the aggregate.
     Canadian Borrowing Base Limitations. The Canadian Borrower’s Canadian borrowing base is limited to: (1) 80% of Canadian eligible billed accounts receivable, plus (2) if the Canadian Borrower has requested credit for equipment under the Canadian borrowing base, the lesser of (i) $15,000,000, and (ii) 80% times the most recently determined Net Liquidation Percentage (as defined in the New Credit Agreement), times the value (calculated on a basis consistent with the Company’s historical accounting practices) of the Company’s and the U.S. subsidiary guarantors’ equipment, minus (3) the aggregate amount of reserves established by the Canadian administrative agent, if any.
     Interest Rate. Subject to certain limitations set forth in the New Credit Agreement, the Company has the ability to elect how interest under the New Credit Agreement will be computed. Interest may be determined by reference to (1) the London Inter-bank Offered Rate, or LIBOR, plus an applicable margin between 3.75% and 4.25% per annum (with the applicable margin depending upon the Excess Availability Amount (as defined in the New Credit Agreement)) or (2) the “Base Rate” (which means the higher of the Prime Rate, Federal Funds Rate plus 0.50%, or the 3-month LIBOR plus 1.00% and 3.50%), plus the applicable margin, as described above. For the period from the effective date of the Third Amendment until the six-month anniversary of the effective date of the Third Amendment, interest will be computed as described above with an applicable margin rate of 4.00%. If an event of default exists or continues under the New Credit Agreement, advances will bear interest as described above, with an applicable margin rate of 4.25% plus 2.00%. Interest under the New Credit Agreement is payable monthly.
     Other Terms. Additionally, the New Credit Agreement:
•	permits the Company to effect up to two separate increases in the aggregate commitments under the credit facility, of up to $75,000,000 in the aggregate (compared to an aggregate of $100,000,000 under the Original Credit Agreement) provided that the aggregate Canadian commitments may not exceed $25,000,000 at any time without the consent of the U.S. administrative agent and may not exceed $75,000,000 at any time without the consent of the U.S. administrative agent and the U.S. majority lenders; and

•	requires the Company to comply with a “Fixed Charge Coverage Ratio” covenant if the sum of the Excess Availability Amount (as defined in the New Credit Agreement) plus certain qualified cash and cash equivalents falls below $50,000,000.
     The “Fixed Charge Coverage Ratio” is calculated as follows: (1) for the fiscal quarter ended September 30, 2009, the ratio of EBITDA, calculated for the four fiscal quarters then ended minus capital expenditures made in cash or incurred during the three fiscal quarters ended September 30, 2009 multiplied by 4/3, compared to Fixed Charges (as defined in the New Credit Agreement), for the four fiscal quarters ended September 30, 2009; (2) for fiscal quarters ending after September 30, 2009, the ratio of EBITDA, calculated for the four fiscal quarter period ended after September 30, 2009 minus capital expenditures made with cash (to the extent not already incurred in a prior period) or incurred during such four quarter period, compared to Fixed Charges (as defined in the New Credit Agreement), calculated for the four quarters then ended. The calculation of “EBITDA” for purposes of the New Credit Agreement is substantially consistent with the calculation of EBITDA under the Original Credit Agreement. “Fixed Charges” include interest expense, among other things, reduced by the amortization of transaction fees associated with the Third Amendment. The Company continues to be subject to various other covenants that existed under the Original Credit Agreement, excluding the financial maintenance covenants, which have been replaced with the Fixed Charge Coverage Ratio covenant (as described in further detail above).
     The term of the credit facilities provided for under the New Credit Agreement will continue until the earlier of (1) December 6, 2011 and (2) the earlier termination of the U.S. or Canadian lending commitments, as further described in the New Credit Agreement. Events of default under the New Credit Agreement remain substantially the same as under the Original Credit Agreement.
     The obligations under the U.S. portion of the New Credit Agreement continue to be secured by first priority liens on substantially all of the Company’s assets and the assets of its U.S. subsidiaries as well as a pledge of approximately 66% of the stock of the Company’s first-tier foreign subsidiaries. Additionally, all of the obligations under the U.S. portion of the New Credit Agreement continue to be guaranteed by substantially all of the Company’s U.S. subsidiaries. The obligations under the Canadian portion of the New Credit Agreement continue to be secured by first priority liens on substantially all of the assets of the Company and the Company’s subsidiaries (other than its Mexican subsidiary). Additionally, all of the obligations under the Canadian portion of the New Credit Agreement continue to be guaranteed by the Company as well as certain of its subsidiaries.
     The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the following documents, each of which is incorporated herein by reference: the Third Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K; the Second Amendment, a copy of which was filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q dated November 2, 2007; the First Amendment, a copy of which was filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q dated August 3, 2007; and the Credit Agreement, a copy of which was filed as Exhibit 10.5 to the Company’s Annual Report on Form 10-K dated March 9, 2007.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
     The information contained in Item 1.01 of this Report is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

10.1	Third Amendment to Credit Agreement, Omnibus Amendment to Credit Documents and Assignment, dated as of October 13, 2009 (the “Third Amendment”), among Complete Production Services, Inc., Integrated Production Services Ltd., certain subsidiary guarantors party thereto, the lenders party thereto, Wells Fargo Bank, National Association, Wells Fargo Foothill, LLC and HSBC Bank Canada, including Annex A to the Third Amendment

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 16, 2009

Complete Production Services, Inc.
By:	/s/ Jose A. Bayardo
Jose A. Bayardo
Vice President and Chief Financial Officer

COMPLETE PRODUCTION SERVICES, INC.
EXHIBIT INDEX TO FORM 8-K

Exhibit	Description

10.1	Third Amendment to Credit Agreement, Omnibus Amendment to Credit Documents and Assignment, dated as of October 13, 2009 (the “Third Amendment”), among Complete Production Services, Inc., Integrated Production Services Ltd., certain subsidiary guarantors party thereto, the lenders party thereto, Wells Fargo Bank, National Association, Wells Fargo Foothill, LLC and HSBC Bank Canada, including Annex A to Third Amendment